EXHIBIT 10.1

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into this 12th day of May, 2005 effective as of August 31, 2004 by and between POSITRON CORPORATION, a Texas corporation (the "Company"), and those persons set forth on the signature page hereof as Investors (the "Investors").

R E C I T A L S :

WHEREAS, the Company desires to issue to Investors and the Investors desire to purchase from the Company, warrants (the "Warrants") to purchase 3,825,000 shares of the Company's common stock (the "Shares") all on the terms and conditions hereinafter provided. The Warrants and the Shares are hereafter collectively referred to as the "Securities".

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.  Issuance of Warrants; Repurchase Right. In consideration of the surrender to the Company by the Investors of warrants to purchase an aggregate of 7,650,000 shares of the Company's common stock, the Company agrees to issue to Investors an aggregate of 3,825,000 Warrants, the form of which is attached hereto as Exhibit A, in the amounts and to the Investors as set forth on the signature page hereto.

2.  Investors Representations. The Investors hereby severally represent and warrant to the Company as follows:

(a)  The Investors understand that: (i) the offer and sale of the Securities by the Company to the Investors has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption from such registration available under the Securities Act and rules adopted thereunder; and (ii) the Investors must hold the Warrants indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification are available.

(b)  The Investors are acquiring the Securities for his or her own account, for investment, and not with a view to any sale or distribution of any interest therein.

(c)  The Investors have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investors is able to bear the economic risks of such an investment.

(d)  All statements made, and information furnished, by the Investors in this certificate and all other information furnished by the Investors to the Company, are true and complete, to the best of the Investors' knowledge.

3.  Restrictions on Transfer. The Investors agree that:

(a)  The Investors will not attempt to transfer the Securities in violation of the restrictions set forth in this Agreement.

(b)  The Company may note such restrictions on transfer in its records and refuse to recognize any transfer which violates this agreement or for which the Company has not received an acceptable opinion of counsel stating that such transfer will not violate such restrictions.

(c)  One or more legends indicating a lack of registration under the Securities Act and a lack of qualification under state securities laws will be imprinted on the Securities. One such legend shall read substantially as follows:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION."

4.  Binding on Successors; Indemnification. The Investors agree that the above representations and warranties are binding on the Investors' successors and assigns and are made for the benefit of the Company and any other persons who may become liable for violations of federal or state securities laws as a result of the falsity of any of the Investors' representations or warranties. The Investors agree to indemnify, defend, and hold harmless such persons from any liability arising from the falsity of any of the Investors' representations or warranties or from the breach of any covenant of Investors contained herein.

5.  Registration Rights. The Company hereby grants to Investors the following registration rights with respect to the Shares:

(a)  Notice of Registration. If, at any time after the date hereof, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

(i)  promptly give to Investors written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)  include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the shares of the Company's common stock exercisable upon exercise of the Warrants and any common stock issued with respect thereto (e.g. upon a stock split or stock dividend) specified in a written request or requests, made by Investors within fifteen (15) days after receipt of the written notice from the Company described in this clause. Notwithstanding the foregoing, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of common stock which would otherwise be underwritten pursuant to existing registration rights, and the number of shares of common stock that may be included in the underwriting shall be allocated among all holders thereof, including the Investors, in proportion (as nearly as practicable) to the amount of shares of common stock of the Company owned by each holder.

(b)  The Company shall bear all registration expenses, except selling expenses, incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 5(a).

6.  Repurchase Right. The Company reserves to itself the right to repurchase upon 30 says written notice any portion of the Warrants issued pursuant to this Agreement ("Repurchase Right") at any time after August 31, 2004, provided that the closing price of a share of the Company's common stock shall be not less than $0.25 for a period at least 20 consecutive trading days after August 31, 2004; and provided further that a registration statement filed pursuant to Section 5, above, permitting a sale of the Shares shall have become effective and remain effective for a period of 90 days. The repurchase price will be $0.001 per share for any portion of the Warrants that remain unexercised at the time the Company exercises its Repurchase Right.

7.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

8.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned purchasers of securities and the Company have executed this Agreement as of the day and year first above written.

[Signature Page to Warrant Purchase Agreement]

POSITRON CORPORATION

By: ____________________________________________________
Gary H. Brooks, President

INVESTORS:

Carlos Sao Paulo
Warrants: 1,325,000

Sofia Salema Garção
Warrants: 2,000,000

Maria Madalena Pimentel
Warrants: 1,650,000

José Maria Salema Garção
Warrants: 2,000,000